UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Hi-Crush Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0840530
(State of incorporation or organization)	(IRS Employer Identification No.)

1330 Post Oak Blvd., Suite 600 Houston, Texas	77056
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

333-182574.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to Form 8-A (the “Registration Statement”) is being filed pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by Hi-Crush Inc., a Delaware corporation (“Hi-Crush”), as the successor registrant to Hi-Crush Partners LP, a Delaware limited partnership (“HCLP”). Effective May 31, 2019, HCLP converted from a Delaware limited partnership to a Delaware corporation (the “Conversion”). In accordance with Rule 12g-3 under the Exchange Act, upon the effective time of the Conversion, the common stock of Hi-Crush, par value $0.01 per share (the “Common Stock”), was deemed to be registered under Section 12(b) of the Exchange Act as Hi-Crush is deemed to be the successor registrant to HCLP. Hi-Crush expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Exchange Act. The Common Stock will trade on the New York Stock Exchange under the ticker symbol “HCR.”

This Amendment amends the Registration Statement as follows:

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock is contained in “Description of Hi-Crush Inc.’s Capital Stock” set forth in Hi-Crush’s Proxy Statement filed on February 20, 2019, which is incorporated herein by reference.

Item 2.	Exhibits.

Number	Exhibit Description

3.1	Certificate of Conversion of Hi-Crush Partners LP (incorporated by reference to Exhibit 3.1 to Hi-Crush Inc.’s Current Report on Form 8-K filed on May 31, 2019).

3.2	Certificate of Incorporation of Hi-Crush Inc. (incorporated by reference to Exhibit 3.2 to Hi-Crush Inc.’s Current Report on Form 8-K filed on May 31, 2019).

3.3	Bylaws of Hi-Crush Inc. (incorporated by reference to Exhibit 3.3 to Hi-Crush Inc.’s Current Report on Form 8-K filed on May 31, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 31, 2019	Hi-Crush Inc.

	By:	/s/ Mark C. Skolos
	Name:	Mark C. Skolos
	Title:	General Counsel, Chief Compliance Officer and Secretary

2